UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2011

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 East Hamilton Avenue
Campbell, California 95008
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 558-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2011, Move, Inc. (the “Company”) entered into an agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”) establishing a line of credit facility permitting borrowings by the Company of up to $20 million in principal, on a revolving basis, during the two-year term of the agreement, with interest generally based on the LIBOR rate plus 250 basis points. The Loan Agreement also provides, among other things, for a security interest in the current and future personal property of the Company, a pledge of the stock of the Company in its subsidiaries, a guaranty by such subsidiaries of the Company’s obligations relating to the Loan Agreement and various and customary representations, warranties and covenants.

The Company’s relationship with the Bank extends beyond the Loan Agreement; the Company is a customer of the Bank for depository, investment and other banking purposes.

The foregoing summary is qualified in its entirety by the full text of the Loan Agreement attached as Exhibit 10.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Loan Agreement entered into on September 20, 2011, by and between Move, Inc. and Bank of America, N.A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date:	September 26, 2011
		By:	/s/ James S. Caulfield
James S. Caulfield

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan Agreement entered into on September 20, 2011, by and between Move, Inc. and Bank of America, N.A.